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THOMPSON CREEK METALS COMPANY INC.
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On July 5, 2016, Thompson Creek Metals Company Inc. made the following presentation available on its website.

Transformational Business Combination of Centerra Gold and Thompson Creek July 5, 2016

Caution Regarding Forward-Looking Information and other matters Information contained in this presentation which are not statements of historical facts, may be “forward-looking information” for the purposes of Canadian and U.S. securities laws. Such forward-looking information involves risks, uncertainties and other factors that could cause actual results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward looking information. The words “believe”, “expect”, “anticipate”, “contemplate”, “plan”, “intends”, “continue”, “budget”, “estimate”, “may”, “will”, “schedule”, “understand” and similar expressions identify forward-looking information. These forward-looking statements relate to, among other things: expectations regarding whether the proposed transactions outlined herein, including the arrangement to acquire Thompson Creek Metals Company Inc. (“TCM”), the equity financing and the debt financing, the redemption of TCM’s outstanding notes, as well as the issuance of the Centerra shares in connection with the arrangement and the equity financing, will be consummated, including whether conditions to the consummation of the proposed transactions will be satisfied, or the timing for completing the transactions; plans to begin the development of the Öksüt Project in the second quarter of 2016 and timing for first gold production; Centerra Gold Inc.’s (the “Company”, or “Centerra”) expectations regarding the release of, and related timing of, low grade and high grade ore from cut-back 17 at the Kumtor Project; OMAS’ plans to use the Öksüt Facility to fund a substantial portion of the development and construction of the Öksüt gold mine; the expected timing for the completion of the feasibility study for the Greenstone Gold Property and the filing of a NI 43-101 compliance technical report; the Company’s expectations regarding additional infill, exploration, geo-technical and hydrological drilling in 2016 at the Gatsuurt Project; the Company’s expectations regarding negotiating a definitive development agreement with the Mongolian Government on the Gatsuurt Project and obtaining all necessary approvals and permits for the development of the Gatsuurt Project; statements found under the heading, “2016 Outlook”, in the Company’s management’s discussion and analysis for the year ended December 31, 2015, including forecast 2016 production and unit cost estimates, the Company’s plans to introduce a hedging program and supply chain management option to source lower fuel costs at the Kumtor Project, the Company’s plans in 2016 for exploration expenditures, capital expenditures at its properties, corporate administrative and community investment expenditures, and DD&A expenses for 2016. Forward-looking information is necessarily based upon a number of estimates and assumptions that, while considered reasonable by Centerra, are inherently subject to significant political, business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward looking information. Factors that could cause actual results or events to differ materially from current expectations include, among other things: (A) the ability to consummate the proposed transactions; the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other conditions to the consummation of the proposed transactions on the proposed terms and schedule, and to the extent, anticipated the potential impact of the announcement or consummation of the proposed transactions on relationships, including with regulatory authorities, employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; changes in applicable laws; significant competition that Centerra and TCM face; compliance with extensive government regulation; and the diversion of management time on the proposed transactions (B) strategic, legal, planning and other risks, including: political risks associated with the Company’s operations in the Kyrgyz Republic, Mongolia and Turkey; resource nationalism including the management of external stakeholder expectations; the impact of changes in, or to the more aggressive enforcement of, laws, regulations and government practices in the jurisdictions in which the Company operates including any unjustified civil or criminal action against the Company, its affiliates or its current or former employees; the impact of any actions taken by the Kyrgyz Republic Government and Parliament relating to the Kumtor project agreements which are inconsistent with the rights of Centerra and KGC under the Kumtor project agreements; any impact on the purported cancellation of Kumtor’s land use rights at the Kumtor project pursuant to a court claim commenced by the Kyrgyz Republic General Prosecutor’s Office; the risks related to other outstanding litigation affecting the Company’s operations in the Kyrgyz Republic and elsewhere; the impact of the delay by relevant government agencies to provide required approvals, expertises and permits; the terms pursuant to which the Mongolian Government will participate in, or to take a special royalty rate in, the Gatsuurt Project; the impact of changes to, the increased enforcement of, environmental laws and regulations relating to the Company’s operations; the impact of any sanctions imposed by Canada, the United States or other jurisdictions against various Russian individuals and entities; the ability of the Company to negotiate a successful development agreement for the Gatsuurt Project; potential defects of title in the Company’s properties that are not known as of the date hereof; the inability of the Company and its subsidiaries to enforce their legal rights in certain circumstances; the presence of a significant shareholder that is a state-owned company of the Kyrgyz Republic; risks related to anti-corruption legislation; risks related to the concentration of assets in Central Asia; Centerra’s future exploration and development activities not being successful; Centerra not being able to replace mineral reserves; difficulties with Centerra’s joint venture partners; and aboriginal claims and consultative issues relating to the Company’s 50% interest in the Greenstone Gold Property; potential risks related to kidnapping or acts of terrorism; (C) risks relating to financial matters, including: sensitivity of the Company’s business to the volatility of gold prices, the imprecision of the Company’s mineral reserves and resources estimates and the assumptions they rely on, the accuracy of the Company’s production and cost estimates, the impact of restrictive covenants in the Company’s revolving credit facility which may, among other things, restrict the Company from pursuing certain business activities, the Company’s ability to obtain future financing, the impact of global financial conditions, the impact of currency fluctuations, the effect of market conditions on the Company’s short-term investments, the Company’s ability to make payments including any payments of principal and interest on the Company’s debt facilities depends on the cash flow of its subsidiaries; and (D) risks related to operational matters and geotechnical issues, including: movement of the Davidov Glacier and the waste and ice movement at the Kumtor project and the Company’s continued ability to successfully manage such matters, including the continued performance of the business; the occurrence of further ground movements at the Kumtor project and mechanical availability; the success of the Company’s future exploration and development activities, including the financial and political risks inherent in carrying out exploration activities; inherent risks associated with the use of sodium cyanide in the mining operations; the adequacy of the Company’s insurance to mitigate operational risks; mechanical breakdowns; the Company’s ability to obtain the necessary permits and authorizations to (among other things) raise the tailings dam at the Kumtor project to the required height; the Company’s ability to replace its mineral reserves; the occurrence of any labour unrest or disturbance and the ability of the Company to successfully re-negotiate collective agreements when required; the risk that Centerra’s workforce may be exposed to widespread epidemic; seismic activity in the vicinity of the Company’s operations; long lead times required for equipment and supplies given the remote location of some of the Company’s operating properties; reliance on a limited number of suppliers for certain consumables, equipment and components; illegal mining on the Company’s Mongolian properties; the Company’s ability to accurately predict decommissioning and reclamation costs; the Company’s ability to attract and retain qualified personnel; competition for mineral acquisition opportunities; and risks associated with the conduct of joint ventures/partnerships, including the Greenstone Gold partnership; the Company’s ability to manage its projects effectively and to mitigate the potential lack of availability of contractors, budget and timing overruns and project resources. See section titled “Risk Factors” in the prospectus to be filed by the company on SEDAR at www.sedar.com. Furthermore, market price fluctuations in gold, as well as increased capital or production costs or reduced recovery rates may render mineral reserves containing lower grades of mineralization uneconomic and may ultimately result in a restatement of reserves. The extent to which resources may ultimately be reclassified as proven or probable reserves is dependent upon the demonstration of their profitable recovery. Economic and technological factors which may change over time always influence the evaluation of reserves or resources. Centerra has not adjusted mineral resource figures in consideration of these risks and, therefore, Centerra can give no assurances that any mineral resource estimate will ultimately be reclassified as proven and probable reserves. There can be no assurances that forward-looking information and statements will prove to be accurate, as many factors and future events, both known and unknown could cause actual results, performance or achievements to vary or differ materially, from the results, performance or achievements that are or may be expressed or implied by such forward-looking statements contained herein or incorporated by reference. Accordingly, all such factors should be considered carefully when making decisions with respect to Centerra, and prospective investors should not place undue reliance on forward looking information. Forward-looking information is as of the date on which it is made. Centerra assumes no obligation to update or revise forward looking information to reflect changes in assumptions, changes in circumstances or any other events affecting such forward-looking information, except as required by applicable law. Except as otherwise noted herein, Gordon Reid, Professional Engineer and Centerra’s Vice President and Chief Operating Officer, has reviewed and approved the scientific and technical information contained in this presentation. Mr. Reid is a Qualified Person within the meaning of NI 43-101. For more information, please refer to the Company’s 2015 Annual Information Form and the technical reports referenced therein, which are available on SEDAR. All figures are in United States dollars unless otherwise stated. A preliminary short form prospectus containing important information relating to the securities described in this document has not yet been filed with the securities regulatory authorities in certain of the provinces and territories of Canada. A copy of the preliminary short form prospectus is required to be delivered to any investor that received this document and expressed an interest in acquiring the securities. There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the preliminary short form prospectus, final short form prospectus and any amendment, for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision. 2

Transaction Rationale Creation of a geographically and operationally diversified gold producer with a high quality producing platform and a strong growth pipeline • Enhances Centerra’s current high quality producing platform with a balanced geopolitical risk profile: – – NAV from Canada/US assets increases from 12% to 47% 40% of total pro-forma gold reserves derived from Canada • Significant low-cost gold production: 2016 pro forma annual production of approximately 675-725 thousand ounces (Koz) of net gold(1) at total all-in sustaining costs (AISC) net of by-product credits of US$850-$925/oz(2) High quality growth project pipeline: – • – Growth to be driven by various projects including Oksut in Turkey, Gatsuurt in Mongolia, and Greenstone in Canada which are projected to drive incremental gold production of up to 500Koz • Maximized gold exposure: – Amended Royal Gold stream from a 52.25% to a 35% gold stream in exchange for a 18.75% copper stream repositions Mount Milligan as a world class primary gold mine with low by-product AISCs of US$775-$850/oz and an approximate 70% gold, 30% copper revenue split to Centerra(3) As well, there exists the potential for a multiple re-rating in line with gold producer peers – • Attractive acquisition return profile: – – Expected to be accretive to Net Asset Value (NAV) per share, cash flow per share, production per share, and reserves per share Strong acquisition IRR and payback • Strong balance sheet and superior financial performance: – Strong free cash flow generation and strong EBITDA together with an estimated pro forma debt to EBITDA of approximately 0.8x provide financial strength and flexibility • Optionality retained in molybdenum assets: – The Endako and Thompson Creek Mines will be kept on care and maintenance and the Thompson Creek mill will be used as a concentrate upgrade facility as they are currently. The Langeloth processing facility is expected to operate as a profitable toll processing facility The molybdenum business is expected to operate on a cash flow neutral basis and represents significant potential value upside in the future – Note: NAV contribution is approximate and is based on available broker consensus estimates. (1) Net gold defined as unstreamed gold produced plus streamed production multiplied by the stream price as a percentage of gold price. Shown net of expected adjustment to the Royal Gold stream (see Slide 7 for details). (2) Pro forma AISCs include corporate level AISCs from Centerra and pro forma AISCs from Mount Milligan. (3) Based on the midpoint TCM’s 2016 production guidance under the expected adjustment to the Royal Gold stream at current spot prices of US$1,351/oz gold and US$2.21/lb copper at July 4, 2016. 3

Transaction Summary weighted average price on the TSX for the period ending July 4, 2016 (1) Includes TCM capital leases assumed. (2) Calculated based on the closing price of Centerra’s shares on the TSX as of July 4, 2016. (3) Assumes redemption date of September 30, 2016. (4) Pursuant to a commitment letter from Scotiabank dated June 13, 2016 and subject to the terms and conditions contained therein. 4 Transaction Summary •Total transaction value of ~US$1.1 Billion(1) •Purchase of TCM shares outstanding ~US$140MM(2) •Redemption of TCM bonds at the call price plus accrued and unpaid interest (US$889MM(3)) •Assumption of TCM capital leases (US$47MM) Consideration •Each existing TCM share outstanding at closing will be exchanged for 0.0988 Centerra shares pursuant to a plan of arrangement providing TCM shareholders with an approximate 8% interest in Centerra •The Exchange Ratio implies a premium of 33% to Thompson Creek common shares based on each company’s 20-day volume •In connection with the closing of arrangement, Centerra will cause Thompson Creek to redeem its 9.75% secured notes due in 2017, 7.375% unsecured notes due in 2018, and 12.5% unsecured notes due in 2019. They will be redeemed for cash in accordance with the indenture terms Financing Redemption of TCM Notes •The redemption of TCM’s notes will be financed with a combination of: •Equity Offering: Net proceeds from a C$170MM bought deal subscription receipt financing by Centerra •New Credit Facilities: US$300MM drawdown of the new US$325MM credit facility provided by Scotiabank to Centerra(4) •Use of Cash on Hand: The balance of approximately US$460MM will be financed by cash on hand at Thompson Creek and Centerra Conditions •Thompson Creek shareholder approval (662/3% of votes cast) •Customary regulatory and court approvals Governance •Centerra’s leadership will lead the combined company •Appointment of one current member of the TCM board of directors to the Centerra board Other •Customary non-solicitation covenants and a termination fee is payable in customary circumstances Anticipated Timeline •Mailing of TCM shareholder meeting materials in August 2016 •TCM shareholder meeting in September 2016 •Expected to close in Fall 2016

Centerra: Built For Success Kumtor: Superior Open Pit Gold Mine Mount Milligan: High Quality Open Pit Gold-Copper Mine in British Columbia Öksüt: High Margin Open Pit Heap Leach Gold Mine Gatsuurt: Open Pit Gold Mine with established infrastructure Greenstone: Large Scale Open Pit Gold project 5 Development Producing One of Canada’s largest undeveloped open pit gold deposits Bankable feasibility and mine permitting work underway Investment agreement negotiations underway; anticipated production ~12-18 months after approval Surface processing infrastructure in-place Fully funded, late-stage gold development project Near-term high margin gold production Large scale, low cost mine that recently ramped-up; expected to generate significant free cash flow Amended gold stream positions Mount Milligan as a premier gold asset Cornerstone asset underpinning the Company’s growing production portfolio Long life, low cost asset generating significant positive cash flow

Mount Milligan and Kumtor: Two Flagship Gold Assets

centerra GOLD

Mount Milligan

	2016E Guidance	
Gold Production (koz)	240-270	
Copper Production (MMlbs)	55-65	
All-In Sustaining Costs (US$/oz)[1]	$775-$850	
Remaining reserve life (years)	21 years	
	Gold	Copper
P&P Reserves[2]	5.69Moz	2,185Mlbs
Grade	0.349g/t	0.196%
Amended Royal Gold stream	35% @ US$435/oz	18.75% @ 15% of spot Cu price

- 21 years of production from existing P&P reserves[2]
- 5.7 million gold reserve ounces[2]
- Low cost, long life production
- Stable, mining-friendly jurisdiction
- Restructured stream provides additional gold upside

Kumtor

	2015	2016E Guidance
Gold Production (koz)	521	480-530
Adjusted Operating Costs (US$/oz)[3]	$326	$426-$471
All-In Sustaining Costs (US$/oz)[3]	$731	$817-$902
Growth Capital (US$MM)[3]	$14	$26
Projected Asset Life (years)	+10	
P&P Reserves (Moz)[4]	5.6	
Au Grade (g/t)	2.5	
M&I Resource (Moz)[4]	2.6	
Au Grade (g/t)	2.7	

- +19 years of uninterrupted profitable production
- Over 10M ounces produced since 1997
- 5.6M ounces remaining in P&P reserves[4]
- Low cost, long life production
- High-grade underground opportunity

Source: Centerra's public filings on SEDAR ("Company filings"), including the Kumtor Mine NI 43-101 Technical Report (March 20, 2015); TCM's public filings on SEDAR and EDGAR ("TCM filings"), including Mount Milligan Mine NI 43-101 Technical Report (January 21, 2015).
(1) See Note i on slide 21.
(2) See Note ii on slide 21. See slide 22 for breakdown of proven and probable reserves.
(3) See Note iii on slide 21.
(4) See Note iv on slide 21. See slide 23 for breakdown of proven and probable reserves, and measured and indicated resources.

6

Maximizing Gold Exposure: Amendment of Royal Gold Stream at Mount Milligan As part of the Transaction, Centerra Gold has entered into a binding commitment letter with Royal Gold whereby, upon completion of the Transaction, Royal Gold will amend its gold stream at Mount Milligan from 52.25% to 35.00% in exchange for a 18.75% copper stream Based on the midpoint of TCM’s 2016 production guidance (240-270 Koz of payable gold and 55-65 MMlbs of payable copper), Mount Milligan’s revenue split under the renegotiated stream agreement at current spot prices of US$1,351/oz(1) gold and US$2.21/lb(1) copper is approximately 70% revenue from gold, and 30% revenue from copper (1) Source: Bloomberg: London PM gold fix and LME copper spot at July 4, 2016. 7 Percentage Copper Delivery (% of mine production) N/A 18.75% Copper Fixed Price (% of prevailing Cu price) N/A 15.00% Amendment to Royal Gold Stream Agreement Previous Amended Percentage Gold Delivery (% of mine production) 52.25% 35.00% Gold Fixed Price (US$/oz) $435/oz $435/oz

Significant Re-Rating Potential

Analyst Consensus Price / NAV[1]



Centerra Intermediate Gold Peers
Thompson Creek Current Base Metal Peers
Median Analyst Discount Rate
5% 5% 5% 5% 5% 5% 6% 5% 5% 5% 5% 5% 5% 10%
1.8x 1.8x 1.7x 1.6x 1.5x 1.5x 1.5x 1.5x 1.5x 1.5x 1.4x 1.0x 0.8x 0.8x
Median: 1.5x
Silver Standard
Kinross Gold
Tahoe Resources
Yamana Gold
B2Gold
IAMGOLD
Acacia Mining
Alamos Gold
SEMAFO
Detour Gold
New Gold
Eldorado Gold
Current Centerra[2]
Base Metal Producers[3]
Base metal producers trading at meaningful discount to precious metals producers

Source: FactSet, available street research.
(1) Consensus Price / Net Asset Value ("NAV") is calculated as the share price for each respective company as at July 4, 2016 divided by the median research analyst estimate for that same company.
(2) Centerra's P/NAV is shown on a current, pre-transaction basis. P/NAV is based on Centerra's share price as of July 4, 2016 and the median analyst NAV per share estimate for Centerra as at the same date.
(3) Base metals peers include: Capstone, Copper Mountain, Hudbay Minerals, Lundin Mining, OZ Minerals, Sandfire, Sherritt, Sierra Metals, Taseko, Western Areas.

8

Opportunities at Mount Milligan • Following the construction and commissioning, a permanent secondary crushing plant is expected to enable Centerra to increase throughput to more than 62,500 tpd • Subject to further evaluation and detailed engineering, Centerra believes that there is the potential for throughput to be further increased and copper improved by and gold recoveries – Adding additional flotation capacity – Adding additional regrind capacity – Developing a geo-metallurgical model – Leaching of flotation tailings • Positions Centerra to obtain synergies in Canada and enables the utilization of benefits tax 9

Diversified portfolio with geopolitical profile balanced Consensus Asset NAV by geography US P+P reserves by geography 2% Kyrgyz Republic 34% Kyrgyz Republic 40% Canada 40% Canada 45% Turkey 11% Turkey 8% Mongolia 12% Mongolia 8% Consensus Asset NAV by stage Care & Maint. Exploration / offline M+I resources (inclusive) by geography(2) 1% 8% Canada 35% Development 18% Kyrgyz Republic 42% Producing 73% Mongolia 16% Turkey 7% Source: Company filings, TCM filings, and analyst estimates. (1) See Reserves and Resources detail on slides 22 and 23. (2) Resources are shown inclusive of reserves. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Resources shown do not include the Greenstone JV. 10 Excludes Greenstone Assumes an average 8.7% discount rate on Mount Milligan Pro-forma Asset NAV breakdown Pro-forma Au reserves & resources(1)

Significant low cost production profile

centerraGOLD

2016 Guidance net gold production (Koz)[1]



480-530
675-725
Current Centerra
Pro Forma Centerra
Possible future increases driven by Kumtor, Mt. Milligan, Öksüt, Gatsuurt, and Greenstone
Centerra
Thompson Creek Metals

2016 Pro Forma AISCs[2]



Decrease of US$35 / Oz
Spot gold price
$1,351
$428
$923
$463
$888
Spot Gold
Centerra
Pro Forma
Spot Gold (US$/Oz)
AISCs (US$/Oz)
Margin (US$/Oz)

Source: Company filings, TCM Filings, Analyst estimates.

(1) Net gold defined as unstreamed gold produced plus streamed production multiplied by the stream price as a percentage of gold price. Shown net of expected adjustment to the Royal Gold stream (see Slide 7 for details).

(2) Net of expected adjustment to the Royal Gold stream; pro forma AISCs include corporate level AISCs from Centerra and pro forma AISCs from Mount Milligan. See Note (i) on slide 21.

11

Platform of Funded High-Quality Growth Assets[1]

centerraGOLD

Öksüt	
Reserves (Moz Au)	1.2 @ 1.4 g/t
M&I Resources (Moz Au)	0.2 @ 0.7 g/t

Gatsuurt	
Reserves (Moz Au)	1.6 @ 2.9 g/t
M&I Resources (Moz Au)	0.4 @ 2.4 g/t

Greenstone	
M&I Resources (Moz Au) (100%)	>4.0 @1.47 g/t

Legend

- Operations
- Development
- Exploration / Joint venture
- Molybdenum asset



Mt. Milligan Mine
Au, Cu
Canada
Greenstone (50%)
Au
Canada
Kumtor Mine
Au
Kyrgyz Republic
Boroo Mill
Au
Mongolia
Gatsuurt Deposit
Au
Mongolia
Öksüt Deposit
Au
Turkey

Source: Company filings. Gold: Au; Copper: Cu; Silver: Ag; Molybdenum: Mo; Zinc: Zn.
(1) See slides 22 and 23 for details on reserves and resources.

12

Öksüt: Fully Production Funded High Margin Gold Öksüt Gold Project (1) See Note v on slide 21. (2) See Note vi on slide 21. See slide 22 for detail on reserves and resources. 13 Gold Production (000's) Process Grade (g/tonne) Catalyst Schedule Projected Near-Term Gold Production (2015 Study) EIA approval received in November 2015 2502.50 2002.00 1501.50 1001.00 500.50 00.00 Years:200162+0172+02182+01392+04202+05212+02622+07232+0824 Source: Company filings. Technical Report on the Öksüt Gold Project dated September 3, 2015. Construction expected in mid-2016 2 stage crushing, stack at 11,000 tpd Life of mine recovery of 77% Significant exploration upside Bought back Stratex and Teck royalties US$150MM low-cost +5-year financing in-place 2015 Feasibility Highlights Mine Type Open Pit, Heap Leach Avg. LOM Annual Production 110koz Au Avg. LOM AISC(1) (US$/oz) $490 Reserve Mine Life 8 years Development Capex (US$MM) $221 P&P Reserves(2)(Moz) 1.2 Au grade (g/t) 1.40 Life of Mine Strip Ratio (w:o) 2:1 First Gold Pour Q3-2017 IRR (after tax) 43% NPV(8%) - after tax (US$MM) >$240

Gatsuurt: Gold Development Project The Gatsuurt project is ~90 km north of Ulaan Baatar 600 500 400 300 200 100 0 (100) 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Source: Company filings. (1) See Note vii on slide 21. See slide 22 for detail on reserves and resources. 14 Boroo’s Historical Cumulative Net Cash Generation (US$MM) In-Place 5ktpd Processing Facility (Boroo) 2015 Highlights Boroo mill on care & maintenance awaiting Gatsuurt approval Gatsuurt declared strategic January 2015 3% royalty (versus 34% ownership) approved by government Investment development agreement negotiations underway Potential production 12-18 months after approval P&P Reserves(1) of 1.6M contained ounces of gold @ 2.9 g/tonne Strip ratio of 6:1 and process recoveries in excess of 76% Significant exploration upside

Greenstone: One of Canada's Largest Undeveloped Open Pit Gold Mines

centerraGOLD

Cornerstone Canadian Development Project	
✓	50:50 development partnership with Premier Gold
✓	Open pit resources[1] (100%) in excess of 4Moz Au @ 1.47 g/t
✓	Historic gold production of 4.12M oz (~1934-1970)
✓	Large land package covers 337km^2, good infrastructure
✓	Significant exploration and underground resource potential
✓	Bankable feasibility study expected in 2016

Ontario: Top Tier Mining Jurisdiction



Greenstone Gold Property
Greenstone Development Project
Location: Ontario, Canada



Brookbank Deposit
Brookbank
Jellicoe
11
Geraldton
Hardrock
Viper
Hardrock Deposit
Beardmore
Beardmore – Geraldton Greenstone Belt +110 km

Source: Company filings.
(1) See Note vii on slide 21.

15

Potential Upside Optionality: Molybdenum

centerraGOLD

Molybdenum business

✓	Well-established molybdenum business
✓	Consists of the Langeloth Metallurgical Facility and two mines: Thompson Creek Mine and Endako
✓	Langeloth can produce a suite of premium molybdenum products that raise the average realized price
✓	Significant defined resources and infrastructure in place[1]
✓	Ability to be one of the first movers upon moly market recovery
✓	Lower cost to restart production compared to greenfield project
✓	Molybdenum business well positioned to recover once market conditions and pricing improve

Historical Molybdenum Segment EBITDA[2]



(US$MM)
$444
$126
$269
$265
$18
$126
$124
($21)
2008
2009
2010
2011
2012
2013
2014
2015

Thompson Creek Mine

- Located in Idaho, is the world's fourth largest open-pit primary molybdenum mine
- Operations began in 1983, using conventional open-pit mining and a on-site 25,500 tpd mill
- In December, 2014 placed on care and maintenance

Endako Mine

- Endako Mine is a fully integrated molybdenum facility located in BC
- TCM is the operator and 75% owner; Sojitz owns 25%
- Endako consists of three adjoined pits and a fully integrated operation with on-site mill and multiple hearth roasting facility
- New mill processing facility that was completed in 2012 for ~US$500MM
- In July 2015 placed on care and maintenance

Langeloth Metallurgical Facility

- Located 40 km west of Pittsburgh, Pennsylvania
- Operates both as a toll processor and as a purchaser of molybdenum concentrates from third parties
- Cash flows from the Langeloth operations are expected to cover care and maintenance expenses associated with the molybdenum mines for 2016

(1) See slide 23 for detail on reserves and resources.
(2) Prior to intersegment eliminations. Historical EBITDA not reported, therefore calculated based on historical segment disclosure.

16

A Strong Balance Sheet 3.0x 2.5x 2.5x 2.5x 2.1x 1.8x 1.7x 1.6x 1.5x 0.8x 0.4x 0.3x 0.2x New Gold Eldorado Gold Yamana Gold IAMGOLD Alamos Gold B2Gold Kinross Gold Silver Standard Detour Gold Pro Forma Centerra(1) SEMAFO Acacia MiningTahoe (2) Resources Source: FactSet, IBES consensus. (1) Pro forma Centerra is shown on a full-year pro forma basis for 2016, which includes the sum of 2016E EBITDA estimates from both Centerra and TCM. Pro Forma Centerra debt is as at 3/31/2016 and is adjusted to include capital leases. (2) Pro forma the acquisition of Lakeshore Gold. 17 Debt / 2016E EBITDA

Strong low-cost operating platform

centerraGOLD

Production guidance (Koz)[1]


2,700
1,300
785
765
700
598
565
530
505
400
385
380
274
235

All-in sustaining costs (US$/oz)[2]


740
805
845
888
890
910
923
940
955
960
965
975
975
1,050

P+P Gold Reserves (Moz)


33.2
24.9
22.5
16.4
15.0
14.1
8.8
8.4
7.7
7.5
5.9
4.5
3.3
2.5
Kinross Gold
Eldorado Gold
Yamana Gold
Detour Gold
New Gold
Pro Forma Centerra
Acacia Mining
Centerra (Standalone)
IAMGOLD
B2Gold
Alamos Gold
Tahoe Resources
SEMAFO
Silver Standard

Source: Company filings, FactSet, Available street research.
(1) Guidance based on the midpoint of the guidance range. Pro forma Centerra guidance is based on the addition of Centerra and Thompson Creek's net gold guidance. For details, see note (i) on slide 21.
(2) Pro forma is based on the addition of Centerra and Thompson Creek's' guidance. For details, see note (i) on slide 21. For other companies, AISCs based on broker estimates where no guidance estimates.
(3) Silver Standard gold guidance is from Marigold and Seabee.
(4) Eldorado guidance is not pro forma the sale of its Chinese assets.

18

Transaction Rationale Creation of a geographically and operationally diversified gold producer with a high quality producing platform and a strong growth pipeline • Enhances Centerra’s current high quality producing platform with a balanced geopolitical risk profile: – – NAV from Canada/US assets increases from 12% to 47% 40% of total pro-forma gold reserves derived from Canada • Significant low-cost gold production: 2016 pro forma annual production of approximately 675-725 thousand ounces (Koz) of net gold(1) at total all-in sustaining costs (AISC) net of by-product credits of US$850-$925/oz(2) High quality growth project pipeline: – • – Growth to be driven by various projects including Oksut in Turkey, Gatsuurt in Mongolia, and Greenstone in Canada which are projected to drive incremental gold production of up to 500Koz • Maximized gold exposure: – Amended Royal Gold stream from a 52.25% to a 35% gold stream in exchange for a 18.75% copper stream repositions Mount Milligan as a world class primary gold mine with low by-product AISCs of US$775-$850/oz and an approximate 70% gold, 30% copper revenue split to Centerra(3) As well, there exists the potential for a multiple re-rating in line with gold producer peers – • Attractive acquisition return profile: – – Expected to be accretive to Net Asset Value (NAV) per share, cash flow per share, production per share, and reserves per share Strong acquisition IRR and payback • Strong balance sheet and superior financial performance: – Strong free cash flow generation and strong EBITDA together with an estimated pro forma debt to EBITDA of approximately 0.8x provide financial strength and flexibility • Optionality retained in molybdenum assets: – The Endako and Thompson Creek Mines will be kept on care and maintenance and the Thompson Creek mill will be used as a concentrate upgrade facility as they are currently. The Langeloth processing facility is expected to operate as a profitable toll processing facility The molybdenum business is expected to operate on a cash flow neutral basis and represents significant potential value upside in the future – Note: NAV contribution is approximate and is based on available broker consensus estimates. (1) Net gold defined as unstreamed gold produced plus streamed production multiplied by the stream price as a percentage of gold price. Shown net of expected adjustment to the Royal Gold stream (see Slide 7 for details). (2) Pro forma AISCs include corporate level AISCs from Centerra and pro forma AISCs from Mount Milligan. (3) Based on the midpoint TCM’s 2016 production guidance under the expected adjustment to the Royal Gold stream at current spot prices of US$1,351/oz gold and US$2.21/lb copper at July 4, 2016. 19

Appendices Appendices: 20

Notes Regarding Mineral Properties Notes to mineral properties slides: (i) Mount Milligan All-in sustaining cost (“AISC”) have been adjusted into metrics shown on a “per ounce of gold basis” based on existing TCM guidance. They have been further adjusted for the expected change in the Gold Stream pricing. Shown net of byproduct credits. Adjusted operating costs, AISC, all-in costs and all-in costs - including taxes as well as sustaining capital, growth capital, average realized gold price per ounce and cost of sales per ounce sold are non-GAAP measures and are discussed under “Non-GAAP Measures” in the Company’s annual MD&A filed on SEDAR.(1) The mineral reserve estimates for Mount Milligan Mine were prepared by Robert Clifford, Thompson Creek’s Director of Mine Engineering, who is a Qualified Person under NI 43-101. The mineral reserve estimates were prepared using an ultimate open pit design optimized at spot metal prices of $2.95/lb copper, $1,250/oz gold, an exchange rate of US$1.00/C$1.10, a cut-off grade of 0.176% copper equivalent and takes into consideration metallurgical recoveries, concentrate grades, transportation costs, smelter treatment charges and royalty and streaming arrangements in determining economic viability. The mineral reserve estimates are based on the cost assumptions included in the NI 43-101 technical report entitled "NI 43-101 Technical Report-Mount Milligan Mine-Northern Central British Columbia" dated January 21, 2015 and filed on SEDAR on January 21, 2015. Mill recoveries vary by rock type and region but average 85.0% copper and 71.5% gold. Anticipated losses resulting from beneficiation average approximately 4.5% copper and 2.5% gold. Adjusted operating costs, all-in sustaining costs (AISC), all-in costs and all-in costs - including taxes as well as sustaining capital, growth capital, average realized gold price per ounce and cost of sales per ounce sold are non-GAAP measures and are discussed under “Non-GAAP Measures” in the Company’s annual MD&A filed on SEDAR.(1) The mineral reserves at Kumtor have been estimated based on a gold price of US$1,200 per ounce, as at December 31, 2015. The open pit reserves and resources at Kumtor are estimated based on a cut-off grade of 0.85 grams of gold per tonne for the Central Pit and 1.0 grams of gold per tonne for the Southwest and Sarytor deposits. Open Pit resources at Kumtor are constrained by a pit shell developed using a gold price of US$1,450 per ounce. Mineral resources are in addition to reserves. Mineral resources do not have demonstrated economic viability. Further information including key assumptions, parameters and methods used to estimate mineral resources and reserves, as well as legal, political, environmental and other risks are described in Centerra’s 2015 Annual Information Form dated March 31, 2016 filed on SEDAR. Adjusted operating costs, all-in sustaining costs (AISC), all-in costs and all-in costs - including taxes as well as sustaining capital, growth capital, average realized gold price per ounce and cost of sales per ounce sold are non-GAAP measures and are discussed under “Non-GAAP Measures” in the Company’s annual MD&A filed on SEDAR.(1) The mineral reserves at Öksüt have been estimated based on a gold price of US$1,200 per ounce, as at December 31, 2015. The open pit reserves are estimated on a cut-off grade of 0.3 grams of gold per tonne. Further information including key assumptions, parameters and methods used to estimate mineral resources and reserves, as well as legal, political, environmental and other risks are described in the Technical Report on the Öksüt Gold Project dated September 3, 2015, Effective Date: June 30, 2015 filed on SEDAR. The mineral reserves at Gatsuurt have been estimated based on a gold price of US$1,200 per ounce, as at December 31, 2015. The open pit reserves are estimated using a 1.4 grams of gold per tonne cut-off grade. Further information including key assumptions, parameters and methods used to estimate mineral resources and reserves, as well as legal, political, environmental and other risks are described in Centerra’s 2015 Annual Information Form dated March 31, 2016 filed on SEDAR. (ii) (iii) (iv) (v) (vi) (vii) (viii) As reported in Centerra Gold Inc. and Premier Gold Mines NI 43-101 Technical Report on the Trans-Canada Property (the “Greenstone” property), Issue Date: March 20, 2015, Effective Date: February 5, 2015 filed on SEDAR. (1) See page 24. 21

Centerra: Reserves & Resources Centerra Gold Inc. 2015 Year-End Gold Reserve and Resource Summary (as of December 31, 2015) Gold Mineral Reserves (1) (11) (12) (tonnes and ounces in thousands) Proven Probable Total Proven and Probable Contained Gold Tonnes Kumtor (5) Gatsuurt (7) Öksüt(10) 8,832 - - 1.4 - - 402 - - 60,406 17,129 26,137 2.7 2.9 1.4 5,240 1,603 1,161 69,239 17,129 26,137 2.5 2.9 1.4 5,641 1,603 1,161 Total 8,832 1.4 402 103,672 2.4 8,004 112,505 2.3 8,405 Gold Measured and Indicated Mineral Resources (2) (11) (12) (tonnes and ounces in thousands) Tonnes Kumtor Open Pit (4) (5) Boroo (6) Gatsuurt (7) Ulaan Bulag (8) ATO (9) Öksüt(10) 19,450 452 - - 9,663 2,100 2.9 2.2 - - 1.5 0.7 1,787 32 - - 465 45 10,151 4,464 5,098 1,555 8,920 4,698 2.4 1.5 2.4 1.5 1.1 0.7 777 210 398 73 306 111 29,602 4,916 5,098 1,555 18,583 6,798 2.7 1.5 2.4 1.5 1.3 0.7 2,564 242 398 73 771 156 Total 31,665 2.3 2,329 34,886 1.7 1,875 66,552 2 4,204 Gold Inferred Mineral Resources(2) (11) (12) (13) (tonnes and ounces in thousands) Inferred Contained Gold Tonnes Kumtor Open Pit (4) (5) Kumtor Stockwork Underground (5) Kumtor SB Zone UG (6) Boroo (6) Gatsuurt (7) Ulaan Bulag (8) ATO (9) Öksüt (10) 3,894 1.2 148 931 3,806 7,323 5,475 315 386 2,380 11.6 10.7 1 2.5 1.3 0.6 0.8 348 1,315 235 440 13 8 65 Total (1) (2) (3) (4) (5) 24,511 3.3 2,573 The mineral reserves have been estimated based on a gold price of US$1,200 per ounce. Mineral resources are in addition to reserves. Mineral resources do not have demonstrated economic viability. Centerra’s equity interests as of this presentation are: Kumtor 100%, Gatsuurt 100%, Boroo 100%, Ulaan Bulag 100%, ATO 100%, and Öksüt 100%. Open pit resources at Kumtor are constrained by a pit shell developed using a gold price of US$1,450 per ounce. The open pit reserves and resources at Kumtor are estimated based on a cut-off grade of 0.85 grams of gold per tonne for the Central Pit and 1.0 grams of gold per tonne for the Southwest and Sarytor deposits. Underground resources occur below the open pit resources shell and are estimated based on a cut-off grade of 6.0 grams of gold per tonne. Further information concerning the Kumtor deposit, including key assumptions, parameters and methods used to estimate mineral resources and reserves, as well as, political, environmental and other risks are described in Centerra’s most recently filed Annual Information Form and the Technical Report on the Kumtor Project, dated March 20, 2015 each of which has been filed on SEDAR. The open pit resources at Boroo are estimated as all material below the pit above a 0.5 grams of gold per tonne cut-off grade. The open pit reserves and resources at Gatsuurt are estimated using a 1.4 grams of gold per tonne cut-off grade. Resources are estimated as all material below the reserve pit above the 1.4 grams per tonne cutoff grade. Further information concerning the Gatsuurt deposit, including key assumptions, parameters and methods used to estimate mineral resources and reserves, as well as, political, environmental and other risks are described in Centerra’s most recently filed Annual Information Form and the Technical Report on the Gatsuurt Project, dated May 9, 2006 each of which has been filed on SEDAR. The open pit resources at Ulaan Bulag are estimated on a cut-off grade of 0.8, 0.9 or 1.0 grams of gold per tonne depending on ore type and process method. The ATO open pit resources are estimated based on a Net Smelter Return (NSR) cut-off grade of $6.50 NSR per tonne for oxide mineralization and $25.50 NSR per tonne for sulphide mineralization. The open pit reserves at Öksüt are estimated based on a 0.3 grams of gold per tonne cut-off grade. Open pit resources are constrained by a pit shell developed using a gold price of $1,450 per ounce and are estimated based on a 0.2 grams of gold per tonne cut-off grade. Further information concerning the Öksüt deposit, including key assumptions, parameters and methods used to estimate mineral resources and reserves, as well as, political, environmental and other risks are described in Centerra’s most recently filed Annual Information Form and the Technical Report on the Öksüt Project, dated September 3, 2015 each of which has been filed on SEDAR. A conversion factor of 31.10348 grams per ounce of gold is used in the reserve and resource estimates. Numbers may not add up due to rounding. Inferred mineral resources have a great amount of uncertainty as to their existence and as to whether they can be mined economically. It cannot be assumed that all or part of the inferred resources will ever be converted to a higher category. (6) (7) (8) (9) (10) (11) (12) (13) 22 Property (3) Grade (g/t) (oz) Measured Indicated Total Measured and Indicated Property (3) Grade Contained Gold Tonnes (g/t) (oz) Grade Contained Gold Tonnes (g/t) (oz) Grade Contained Gold (g/t) (oz) Property (3) Grade Tonnes Contained Gold (g/t) (oz) Grade Tonnes Contained Gold (g/t) (oz) Grade (g/t) (oz)

Thompson Creek: Reserves and Resources Thompson Creek 2015 Year-End Gold Reserve and Resource Summary Proven and Probable Gold and Copper Estimated Mineral Reserves at December 31, 2015 (1) (as of December 31, 2015) Proven-Mine Proven-Stockpile 271.9 3.0 0.198 0.166 1,185 11 0.416 0.500 3.64 0.05 Mount Milligan Probable-Mine 231.5 0.194 989 0.269 2.00 Total Proven Probable Proven+Probable 274.9 231.5 506.4 0.197 0.194 0.196 1,196 989 2,185 0.417 0.269 0.349 3.69 2.00 5.69 Estimated Measured and Indicated Copper Mineral Resources at December 31, 2015 Mount Milligan (2) Berg Property (3) 40.8 53.3 0.13 0.48 77.7 452.7 0.17 0.28 118.5 506.0 0.16 0.30 Total 2015 94.1 0.33 530.4 0.26 624.5 0.27 Estimated Measured and Indicated Gold Mineral Resources at December 31, 2015 Mount Milligan (2) 40.8 0.465 77.7 0.244 118.5 0.32 Estimated Measured and Indicated Molybdenum Mineral Resources at December 31, 2015 TC Mine (4) Endako Mine (4) Berg Property (3) 34.3 10.1 53.3 0.077 0.053 0.030 31.7 23.3 452.7 0.068 0.047 0.038 66.0 33.4 506.0 0.073 0.049 0.037 Total 2015 97.7 0.049 507.7 0.04 605.4 0.042 Estimated Measured and Indicated Silver Mineral Resources at December 31, 2015 Berg Property (3) Estimated Inferred Mineral Resources 53.3 4.5 452.7 3.7 506 3.8 Mount Milligan (5) TC Mine (6) Endako Mine (6) Berg Property (7) 8.8 0.7 2.2 144.6 0.15 ------0.23 0.32 ------------0.035 0.039 0.033 ---------2.5 (1) The mineral reserve estimates for Mount Milligan Mine were prepared by Robert Clifford, Thompson Creek’s Director of Mine Engineering, who is a qualified person under NI 43-101. The mineral reserve estimates were prepared using an ultimate open pit design optimized at spot metal prices of US$2.95/lb copper, US$1,250/oz gold, an exchange rate of US$1.00/C$1.10, a cut-off grade of 0.176% copper equivalent and takes into consideration metallurgical recoveries, concentrate grades, transportation costs, smelter treatment charges and royalty and streaming arrangements in determining economic viability. The mineral reserve estimates are based on the cost assumptions included in the NI 43-101 technical report entitled "NI 43-101 Technical Report-Mount Milligan Mine-Northern Central British Columbia" dated January 21, 2015 and filed on SEDAR on January 21, 2015. Mill recoveries vary by rock type and region but average 85.0% copper and 71.5% gold. Anticipated losses resulting from beneficiation average approximately 4.5% copper and 2.5% gold. The mineral resource estimates, exclusive of mineral reserves, for Mount Milligan Mine were prepared by Mr. Clifford. The mineral resource estimates were tabulated within a conceptual open pit shell using spot metal prices of US$3.50/lb copper, US$1,500/oz gold, a cut-off grade of 0.176% copper equivalent, and takes into consideration metallurgical recoveries, concentrate grades, transportation costs, smelter treatment charges, and royalty and streaming arrangements. The mineral resource estimates are based on the cost and price assumptions included in a NI 43-101 technical report entitled "NI 43-101 Technical Report-Mount Milligan Mine-Northern Central British Columbia" dated January 21, 2015 and filed on SEDAR on January 21, 2015. The mineral resource estimate for the Berg property was approved by Mr. Clifford. The mineral resource estimate for the Berg property was prepared using a 0.30% copper equivalent cut-off, with copper equivalency defined using metal prices of US$1.60/lb copper, US$10.00/lb molybdenum, and US$10.00/oz silver, taking into account forecast metallurgical recoveries. Resources are reported to a maximum depth of 450 meters (1,476 feet) below surface. The mineral resource estimates for TC Mine and Endako Mine were prepared by the TC Mine and Endako Mine staff, respectively, under the supervision of Mr. Clifford, who approved the disclosure of the mineral resource estimate. The mineral resource estimates utilized a cut-off grade of 0.030% Mo and an average long-term molybdenum price of US$10.00 per pound. The mineral reserves previously reported proved to be uneconomic and have been re-allocated back as mineral resources and reported in the tables above. The inferred mineral resource estimates for Mount Milligan Mine were prepared by Mr. Clifford. The inferred mineral resource estimates were tabulated within a conceptual open pit shell using spot metal prices of US$3.50/lb copper, US$1,500/oz gold, a cut-off grade of 0.176% copper equivalent, and takes into consideration metallurgical recoveries, concentrate grades, transportation costs, smelter treatment charges, and royalty and streaming arrangements. The inferred mineral resource estimates are based on the cost and price assumptions included in a NI 43-101 technical report entitled "NI 43-101 Technical Report-Mount Milligan Mine-Northern Central British Columbia" dated January 21, 2015 and filed on SEDAR on January 21, The inferred mineral resource estimates for TC Mine and Endako Mine were prepared by the TC Mine and Endako Mine staff, respectively, under the supervision of Robert Clifford, Director of Mine Engineering, who is a Qualified Person under NI 43-101 and Robert Clifford has approved the disclosure of the mineral resource estimate. The inferred mineral resource estimates utilized a cut-off grade of 0.030% Mo and an average long-term molybdenum price of US$10.00 per pound. The inferred mineral resource estimate for the Berg property was approved by Robert Clifford, Director of Mine Engineering, who is a Qualified Person under NI 43-101. The inferred mineral resource estimate for the Berg property is reported using a 0.30% copper equivalent cut-off, with copper equivalency defined using metal prices of US$1.60/lb copper, US$10.00/lb molybdenum, and US$10.00/oz silver, taking into account forecast metallurgical recoveries. Resources are reported to a maximum depth of 450 meters (1476 feet) below surface. (2) (3) (4) (5) (6) (7) 23 Property Tonne s Coppe r Gra de Gold Gra de Molybde num Gra de Silve r Gra de (millions) (%) (gram/tonne)(%)(gram/tonne) Me a sure d Indica te d Me a sure d & Indica te d PropertyTonnes Silver Grade Tonnes Silver Grade Tonnes Silver Grade (millions) (gram/tonne) (millions) (gram/tonne) (millions) (gram/tonne) Me a sure d Indica te d Me a sure d & Indica te d PropertyTonnes Mo Grade Tonnes Mo Grade Tonnes Mo Grade (millions) (% Mo) (millions) (% Mo) (millions) (% Mo) Me a sure d Indica te d Me a sure d & Indica te d PropertyTonnes Gold Grade Tonnes Gold Grade Tonnes Gold Grade (millions) (gram/tonne) (millions) (gram/tonne) (millions) (gram/tonne) Me a sure d Indica te d Me a sure d & Indica te d PropertyTonnes Copper Grade Tonnes Copper Grade Tonnes Copper Grade (millions) (% Cu) (millions) (% Cu) (millions) (% Cu) Property Category Tonnes Copper Grade Contained Copper Gold Grade Contained Gold (millions) (% Cu) (millions of lbs) (gram per tonne) (millions of oz)

Non-GAAP Financial Measures The information in this presentation includes the following non-IFRS financial measure: all-in sustaining costs. This financial measure does not have any standardized meaning prescribed by IFRS and is therefore unlikely to be comparable to similar measures presented by other issuers, even as compared to other issuers who may also be applying the World Gold Council ("WGC") guidelines, which can be found at http://www.gold.org. Management of Centerra believes that the use of this non-IFRS measure will assist analysts, investors and other stakeholders of the Company in understanding the costs associated with producing gold, understanding the economics of gold mining, assessing the Company's operating performance, the Company's ability to generate free cash flow from current operations and to generate free cash flow on an overall Company basis, and for planning and forecasting of future periods. However, the measure does have limitations as an analytical tool as it may be influenced by the point in the life cycle of a specific mine and the level of additional exploration or expenditures a company has to make to fully develop its properties. Accordingly, these non-IFRS measures should not be considered in isolation, or as a substitute for, analysis of the Company's results as reported under IFRS. A reconciliation of the non-IFRS measure presented in this presentation is contained in the Company's most recently filed annual MD&A, which is available on SEDAR at www.sedar.com. 24

Other Important Disclaimers A preliminary short form prospectus containing important information relating to the securities described in this document has not yet been filed with the securities regulatory authorities in certain of the provinces and territories of Canada. A copy of the preliminary short form prospectus is required to be delivered to any investor that received this document and expressed an interest in acquiring the securities. There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued. This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the preliminary short form prospectus, final short form prospectus and any amendment, for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision. This presentation is not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to law or regulation. In particular, this presentation and the information contained herein does not constitute an offer for sale or subscription of, or solicitation of any offer to buy or subscribe for, any securities in the United States and this presentation may not be distributed, except (i) to persons reasonably believed to be qualified institutional buyers as defined in Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), or (ii) to persons who are outside the United States in accordance with Regulation S under the Securities Act (and, if investors are resident in a member state of the European Economic Area, a qualified investor (within the meaning of Article 2(i)e of the Prospective Directive (Directive 2003/71/EC) and any relevant implementing measure in each member state of the European Economic Area). The securities proposed to be offered have not been, and will not be, registered under the Securities Act or the securities laws of any state of the United States or any other jurisdiction and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or local securities laws. There will be no public offer of securities in the United States. This document includes forward-looking statements (which includes “forward-looking information” within the meaning of applicable Canadian and U.S. securities laws). These forward-looking statements are not based on historical facts but instead reflect Centerra’s or Thompson Creek’s respective management’s expectations, estimates or projections concerning future results or events. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding (1) expectations regarding whether the proposed transactions, including the Arrangement, the related equity and debt financing of Centerra and the redemption of Thompson Creek’s secured and unsecured notes, will be consummated, including whether conditions to the consummation of the proposed transactions will be satisfied, or the timing for completing the proposed transactions, (2) expectations for the effects of the transactions or the ability of the combined company to successfully achieve business objectives, including integrating the companies or the effects of unexpected costs, liabilities or delays, (3) the potential benefits and synergies of the proposed transactions, (4) expectations regarding the amendments to Thompson Creek’s streaming arrangement with Royal Gold, and (5) expectations for other economic, business, and/or competitive factors. Although Centerra and Thompson Creek believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the combined company. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the following: the ability to consummate the proposed transactions; the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other conditions to the consummation of the proposed transactions on the proposed terms and schedule; the ability of Centerra and Thompson Creek to successfully integrate their respective operations and employees and realize synergies and cost savings at the times, and to the extent, anticipated; the potential impact of the announcement or consummation of the proposed transactions on relationships, including with regulatory bodies, employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; changes in applicable laws; significant competition that Centerra and Thompson Creek face; compliance with extensive government regulation; and the diversion of management time on the proposed transactions. These forward-looking statements may be affected by risks and uncertainties in the business of Centerra and Thompson Creek and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by Centerra and Thompson Creek’s filings with the Canadian securities regulators, including Centerra’s annual information form, financial statements and related MD&A for its financial year ended December 31, 2015 and its interim financial reports and related MD&A, as well as Thompson Creek’s quarterly reports on Form 10-Q and its annual report on Form 10-K for the year ended December 31, 2015, as well as Thompson Creek’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Centerra and Thompson Creek wish to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Centerra or Thompson Creek. Neither Thompson Creek nor Centerra undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date hereof, except as may be specifically required by applicable securities laws. No Offer or Solicitation This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Additional Information and Where to Find It In connection with the proposed transactions, Thompson Creek intends to file with the SEC a proxy statement in respect of the meeting of its shareholders to approve the Arrangement, and other relevant documents to be mailed by Thompson Creek to its shareholders in connection with the Arrangement. Thompson Creek’s proxy statement will also be filed with the Canadian securities regulators. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Thompson Creek, Centerra and the proposed transactions. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com. In addition, a copy of Thompson Creek’s proxy statement (when it becomes available) may be obtained free of charge from Thompson Creek’s investor relations website at http://www.thompsoncreekmetals.com. Investors and security holders may also read and copy any reports, statements and other information filed by Thompson Creek, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. 25